Exhibit 99.1

Investors and Media
Christopher Oltmann
(818) 264-4907

PennyMac Financial Services, Inc. Reports

Second Quarter 2015 Results

Moorpark, CA, August 5, 2015 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $66.2 million for the second quarter of 2015, on revenue of $196.4 million. Net income attributable to PFSI common stockholders was $12.7 million, or $0.59 per diluted share.

Second Quarter 2015 Highlights

•	Pretax income of $74.8 million, up 40 percent from the prior quarter
•	Total net revenue of $196.4 million, up 40 percent from the prior quarter
o	Production revenue of $131.4 million, up 19 percent from the prior quarter
o	Servicing revenue of $58.1 million, up 191 percent from the prior quarter
o	Investment Management revenue of $6.9 million, down 31 percent from the prior quarter
•	Total loan production activity of $13.0 billion in unpaid principal balance (UPB), up 47 percent from the prior quarter
•	Servicing portfolio reached $136.2 billion in UPB, up 18 percent from March 31, 2015
•	Net assets under management decreased to $1.8 billion, primarily resulting from the planned return of capital and distribution of earnings to investors in the private investment funds

Notable activity after quarter end:

•	Completed the previously announced acquisition of $8.5 billion in UPB of Ginnie Mae mortgage servicing rights (MSRs) with associated excess servicing spread (ESS) sold to PennyMac Mortgage Investment Trust (PMT)

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“PennyMac Financial achieved several significant milestones in the second quarter, including record earnings, record total production volumes, and over $1 billion in originations from consumer direct lending,” said Chairman and Chief Executive Officer Stanford L. Kurland. “Our increases in production were driven by a robust origination market, including strengthening purchase-money demand, and successful execution of our initiatives to increase market share. Our servicing portfolio grew by $21 billion, resulting from strong production volumes and the successful completion of previously announced MSR acquisitions.”

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended June 30, 2015
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$86,377	$(2,422)	$83,955	$–	$83,955
Loan origination fees	24,421	–	24,421	–	24,421
Fulfillment fees from PennyMac Mortgage Investment Trust	15,333	–	15,333	–	15,333
Net loan servicing fees	–	68,549	68,549	–	68,549
Management fees	–	–	–	6,963	6,963
Carried Interest from Investment Funds	–	–	–	182	182
Net interest income (expense):
Interest income	10,200	2,984	13,184	–	13,184
Interest expense	5,200	11,149	16,349	–	16,349
	5,000	(8,165)	(3,165)	–	(3,165)
Other	235	101	336	(223)	113
Total net revenue	131,366	58,063	189,429	6,922	196,351
Expenses	55,085	60,508	115,593	5,959	121,552
Income (loss) before provision for income taxes	$76,281	$(2,445)	$73,836	$963	$74,799

Note: Segment results reflect a change in the method for allocating incentive compensation for executive management and shared services to each segment.  Incentive compensation for executive management and shared services is now allocated to each segment based on its contribution to earnings rather than on usage of such executive management and shared services.

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Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT, and consumer direct lending.

PennyMac Financial’s loan production activity totaled $13.0 billion in UPB, of which $9.5 billion in UPB was for its own account, and $3.6 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $11.6 billion in UPB.

Production segment pretax income totaled $76.3 million, an increase of 13 percent from the first quarter due to higher mortgage production volume.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	June 30, 2015	March 31, 2015	June 30, 2014
	(in thousands)
Net gains on mortgage loans held for sale:
MSR value	$119,848	$67,028	$49,660
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,456)	(1,289)	(2,526)
Provision for representations and warranties	(1,748)	(1,495)	(1,204)
Cash investment (1)	(20,949)	(15,599)	(15,308)
Fair value changes of pipeline, inventory and hedges	(11,740)	26,733	9,082
	$83,955	$75,378	$39,704
Net gains on mortgage loans held for sale by segment:
Production	$86,377	$76,979	$38,101
Servicing	$(2,422)	$(1,601)	$1,603

(1) Net of cash hedge expense

Net gains on mortgage loans held for sale totaled $84.0 million in the second quarter, an 11 percent increase from $75.4 million in the first quarter. The increase resulted from higher mortgage production volumes in both the correspondent and consumer direct channels, partially offset by a reduction in consumer direct margins versus the prior quarter.

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PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance, reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $15.3 million in the second quarter, compared to $12.9 million in the first quarter. The increase was driven by a 24 percent increase in conventional loan volume, partially offset by a lower average fulfillment fee rate during the second quarter of 43 basis points compared to 45 basis points in the first quarter.

Production segment expenses increased to $55.1 million, a 28 percent increase from the first quarter, primarily driven by headcount growth to support increased production volumes and higher production-related incentive compensation.

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities. The Servicing segment posted a pretax loss of $2.4 million in the second quarter, versus a pretax loss of $18.1 million in the first quarter. Net loan servicing fees totaled $68.5 million for the quarter, a 156 percent quarter-over-quarter increase, which included $91.0 million in servicing fees reduced by $31.4 million of amortization, and $44.4 million of impairment recovery and fair value gains related to MSRs offset by a $7.1 million loss from the change in fair value of the ESS financing and $28.3 million of hedging losses.

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The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30, 2015	March 31, 2015	June 30, 2014
	(in thousands)
Net loan servicing fees:
Loan servicing fees (1)	$91,006	$72,924	$66,493
Effect of MSRs:
Amortization and realization of cash flows	(31,385)	(24,104)	(16,729)
Change in fair value and provision for impairment of MSRs carried at lower of amortized cost or fair value	44,378	(46,701)	(12,474)
Change in fair value of excess servicing spread financing	(7,133)	7,536	10,062
Hedging (losses) gains	(28,317)	17,121	9,617
Total amortization, impairment and change in fair value of MSRs	(22,457)	(46,148)	(9,524)
Net loan servicing fees	$68,549	$26,776	$56,969

(1) Includes contractually-specified servicing fees

Servicing segment expenses totaled $60.5 million, a $22.5 million increase from the first quarter. Approximately $10 million of the increase was due to increased activity related to the early buyout (EBO) of defaulted loans from seasoned Ginnie Mae pools primarily from bulk MSR acquistions. These expenses were partially offset by improvements in servicing asset and liability valuations, as forecasted future costs are reduced by removal of loans from MSR pools. Approximately $5 million of the higher expenses was due to headcount increases related to the growing servicing portfolio, including staff hired in anticipation of large servicing transfers in May through July. An increase in other expenses including increased claims processing activity during the quarter totaled approximately $7 million.

The total servicing portfolio reached $136.2 billion in UPB at June 30, 2015, an increase of 18 percent from the prior quarter end. Of the total servicing portfolio, prime servicing was $132.0 billion in UPB and special servicing was $4.1 billion in UPB. The Company subservices and services under contract $43.1 billion in UPB, an increase of 4 percent from March 31, 2015, primarily due to new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $90.7 billion in UPB, an increase of 26 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent production, consumer direct lending activities, and the completion of MSR acquisitions totaling $15.4 billion in UPB.

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The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30, 2015	March 31, 2015	June 30, 2014
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$44,794,166	$39,203,101	$29,546,095
Acquired	45,887,246	32,782,888	27,505,329
	90,681,412	71,985,989	57,051,424
Mortgage servicing liabilities	816,424	421,452	–
Mortgage loans held for sale	1,526,779	1,288,744	959,014
	93,024,615	73,696,185	58,010,438
Subserviced for Advised Entities	39,011,761	37,138,595	31,169,742
Total prime servicing	132,036,376	110,834,780	89,180,180
Special servicing:
Subserviced for Advised Entities	4,133,946	4,403,831	4,385,088
Total special servicing	4,133,946	4,403,831	4,385,088
Total loans serviced	$136,170,322	$115,238,611	$93,565,268

Mortgage loans serviced:
Owned
Mortgage servicing rights	$90,681,412	$71,985,989	$57,051,424
Mortgage servicing liabilities	816,424	421,452	–
Mortgage loans held for sale	1,526,779	1,288,744	959,014
	93,024,615	73,696,185	58,010,438
Subserviced	43,145,707	41,542,426	35,554,830
Total mortgage loans serviced	$136,170,322	$115,238,611	$93,565,268

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Investment Management Segment

PennyMac Financial manages PMT and certain private investment funds, for which it earns base management fees and incentive compensation. Net assets under management were approximately $1.8 billion as of June 30, 2015, a decrease of 6 percent from March 31, 2015, primarily resulting from the planned return of capital and distribution of earnings to investors in the private investment funds.

Pretax income for the Investment Management segment was $1.0 million, a decrease of 75 percent from the first quarter of 2015. Management fees, which include base management fees and incentive fees from PMT and management fees from the private investment funds, decreased 18 percent from the prior quarter, primarily due to a $1.2 million decline in incentive fee revenue from PMT. Carried interest from the private investment funds declined by $1.1 million from the prior quarter.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	June 30, 2015	March 31, 2015	June 30, 2014
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,709	$5,730	$5,838
Performance incentive	70	1,273	3,074
	5,779	7,003	8,912
Investment Funds	1,184	1,486	2,086
Total management fees	6,963	8,489	10,998
Carried Interest	182	1,233	1,834
Total management fees and Carried Interest	$7,145	$9,722	$12,832

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,525,297	$1,542,159	$1,577,160
Investment Funds	316,383	413,155	565,926
	$1,841,680	$1,955,314	$2,143,086

Investment Management segment expenses totaled $6.0 million, a 2 percent decrease from the first quarter.

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Expenses and Other

Total expenses for the second quarter were $121.6 million, a 40 percent increase from the first quarter. Compensation expense increased $12.3 million from the first quarter to $70.4 million, driven by an increase in the accrual for incentive compensation and headcount growth. Technology expenses increased $1.6 million from the first quarter to $6.5 million due to increased software development and licensing costs. Professional services expenses increased $1.2 million from the first quarter to $4.1 million due to legal and licensing fees related to the upcoming relocation of the company’s headquarters.

Adjusted EBITDA for the second quarter was $71.0 million. Adjusted EBITDA is a non-GAAP financial measure and is defined as net income attributable to PFSI common stockholders plus net income attributable to noncontrolling interest, provision for income taxes, depreciation and amortization, change in fair value and reversal of (provision for) impairment of mortgage servicing rights carried at lower of amortized cost or fair value, change in fair value of excess servicing spread payable to PennyMac Mortgage Investment Trust, hedging losses (gains) associated with MSRs, and stock-based compensation expense to the extent that such items exist.

Mr. Kurland concluded, “Our focus on operational excellence and disciplined execution distinguishes PennyMac Financial and positions us to capitalize on the significant opportunities in the mortgage market. We incurred higher expenses during the quarter as a result of higher transaction volumes and our ongoing investments in people, infrastructure and technology to develop greater operational capacity. We expect to leverage these investments going forward to continue capturing greater economies of scale and profitability. We believe that PennyMac Financial is well positioned to continue delivering significant growth in revenue and earnings for our shareholders.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Wednesday, August 5, 2015.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

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This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business and purchased mortgage servicing rights; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

This press release contains a non-GAAP financial measure which is being provided only as supplemental information. Investors should consider this non-GAAP financial measure only in conjunction with the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is included in this press release.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income attributable to PFSI common stockholders plus net income attributable to noncontrolling interest, provision for income taxes, depreciation and amortization, decrease (increase) in fair value and provision for impairment of mortgage servicing rights carried at lower of amortized cost or fair value, increase (decrease) in fair value of excess servicing spread payable to PennyMac Mortgage Investment Trust, hedging losses (gains) associated with MSRs, and stock-based compensation expense to the extent that such items existed in the periods presented. Adjusted EBITDA is a metric frequently used in our industry to measure performance and management believes that it provides supplemental information that is useful to investors.

Adjusted EBITDA is an unaudited financial measure that is not calculated in accordance with GAAP and should not be considered as an alternative to net income, cash flow from operating activities or any other measure of financial performance or liquidity. Adjusted EBITDA excludes some, but not all, items that affect net income and this measure may vary among other companies. Therefore, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	March 31, 2015	June 30, 2014
	(in thousands, except share data)
ASSETS
Cash	$74,728	$82,032	$70,810
Short-term investments at fair value	23,577	30,275	46,391
Mortgage loans held for sale at fair value	1,594,262	1,353,944	1,000,415
Servicing advances, net	244,806	242,397	179,169
Derivative assets	43,568	61,064	34,302
Carried Interest due from Investment Funds	68,713	68,531	65,133
Investment in PennyMac Mortgage Investment Trust at fair value	1,307	1,597	1,646
Mortgage servicing rights	1,135,510	790,411	621,681
Receivable from Investment Funds	2,148	2,488	4,654
Receivable from PennyMac Mortgage Investment Trust	16,245	18,719	19,636
Note receivable from PennyMac Mortgage Investment Trust—Secured	52,526	–	–
Furniture, fixtures, equipment and building improvements, net	11,773	11,118	11,452
Capitalized software, net	1,250	559	654
Deferred tax asset	34,165	42,141	55,754
Loans eligible for repurchase	77,529	112,201	31,496
Other	48,498	40,524	39,001
Total assets	$3,430,605	$2,858,001	$2,182,194

LIABILITIES
Mortgage loans sold under agreements to repurchase	$1,263,248	$992,187	$825,267
Mortgage loan participation and sale agreement	195,959	190,762	–
Note payable	246,456	134,665	115,314
Excess servicing spread financing at fair value	359,102	222,309	190,244
Derivative liabilities	13,584	10,903	6,711
Mortgage servicing liabilities at fair value	11,791	6,529	5,821
Accounts payable and accrued expenses	84,357	86,945	70,353
Payable to Investment Funds	31,255	32,011	34,929
Payable to PennyMac Mortgage Investment Trust	139,699	130,870	95,483
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	71,895	71,094	74,705
Liability for loans eligible for repurchase	77,529	112,201	31,496
Liability for losses under representations and warranties	16,257	14,689	10,178
Total liabilities	2,511,132	2,005,165	1,460,501

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 21,790,666, 21,657,017 and 21,328,115 shares, respectively	2	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 52, 54 and 58 shares, respectively	–	–	–
Additional paid-in capital	167,536	164,656	158,977
Retained earnings	73,019	60,270	31,990
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	240,557	224,928	190,969
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	678,916	627,908	530,724
Total stockholders' equity	919,473	852,836	721,693
Total liabilities and stockholders’ equity	$3,430,605	$2,858,001	$2,182,194

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
	June 30, 2015	March 31, 2015	June 30, 2014
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$83,955	$75,378	$39,704
Loan origination fees	24,421	16,682	10,345
Fulfillment fees from PennyMac Mortgage Investment Trust	15,333	12,866	12,433
Net loan servicing fees:
Loan servicing fees
From non-affiliates	66,867	50,101	43,314
From PennyMac Mortgage Investment Trust	12,136	10,670	14,180
From Investment Funds	153	968	4,161
Ancillary and other fees	11,850	11,185	4,838
	91,006	72,924	66,493
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(22,457)	(46,148)	(9,524)
Net loan servicing fees	68,549	26,776	56,969
Management fees:
From PennyMac Mortgage Investment Trust	5,779	7,003	8,912
From Investment Funds	1,184	1,486	2,086
	6,963	8,489	10,998
Carried Interest from Investment Funds	182	1,233	1,834
Net interest expense:
Interest income	13,184	8,933	6,252
Interest expense	16,349	11,829	8,732
	(3,165)	(2,896)	(2,480)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(244)	107	(103)
Other	357	1,679	735
Total net revenue	196,351	140,314	130,435
Expenses
Compensation	70,422	58,144	46,971
Servicing	28,603	9,735	11,694
Technology	6,490	4,938	3,741
Professional services	4,074	2,833	2,661
Loan origination	4,148	4,351	1,998
Other	7,815	7,075	5,323
Total expenses	121,552	87,076	72,388
Income before provision for income taxes	74,799	53,238	58,047
Provision for income taxes	8,619	6,114	6,630
Net income	66,180	47,124	51,417
Less: Net income attributable to noncontrolling interest	53,431	38,096	41,799
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$12,749	$9,028	$9,618

Earnings per share
Basic	$0.59	$0.42	$0.45
Diluted	$0.59	$0.42	$0.45
Weighted-average common shares outstanding
Basic	21,700	21,593	21,142
Diluted	76,105	76,050	75,915

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Reconciliation of GAAP to Non-GAAP Financial Measure

	Quarter ended
	June 30, 2015	March 31, 2015
	(in thousands)
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$12,749	$9,028
Net income attributable to noncontrolling interest	53,431	38,096
Net income	66,180	47,124
Provision for income taxes	8,619	6,114
Income before provision for income taxes	74,799	53,238
Depreciation and amortization	517	394
Change in fair value and provision for impairment of mortgage servicing rights carried at lower of amortized cost or fair value	(44,377)	46,701
Change in fair value of ESS	7,133	(7,536)
Hedging (gains) losses associated with MSRs	28,317	(17,121)
Stock-based compensation	4,650	3,948
Adjusted EBITDA	$71,039	$79,624

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